EXHIBIT 3.3


                               STATE OF DELAWARE
                                                               PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                        ________________________________


         I, HARRIET SMITH WINDSOR,  SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE  CERTIFICATE OF

AMENDMENT OF "DHB CAPITAL GROUP INC.", CHANGING ITS NAME FROM "DHB CAPITAL GROUP

INC." TO "DHB INDUSTRIES,  INC.",  FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY

OF JULY, A.D. 2001, AT 4 O'CLOCK P.M.

         A FILED COPY OF THIS  CERTIFICATE  HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.





                        [SEAL GOES HERE]           /s/HARRIET SMITH WINDSOR


2431782 8100                                            AUTHENTICATION:  1260165

010358342                                                DATE:  07-24-01

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            DHB CAPITAL GROUP, INC.

         DHB Capital Group Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. That by unanimous written consent, the Board of directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation declaring said amendment to be advisable and directing that the amendment be considered at the next Annual Meeting of the Stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation be amended to change the name of the Company from DHB Capital Group Inc. to DHB Industries, Inc. and that for the purpose to amend Article First thereof to read in its entirety as follows:

                  FIRST: The name of the corporation is DHB Industries, Inc.

         2. That thereafter, the Annual Meeting of Stockholders of the Corporation was duly called and held on July 20, 2001, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number shares required by statute were voted in favor of the amendment.

         3. That said amendment was duly adopted in accordance with provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said DHB Capital Group Inc. has caused this Certificate to be signed by David H. Brooks, its Chairman and Chief Executive Officer, and attested by Dawn M. Schlegel, its Secretary, this 20th day of July, 2001.


                        DHB Capital Group Inc.


                        /s/DAVID H. BROOKS
                        -------------------------------
                        David H. Brooks, Chairman and
                        Chief Executive Officer



ATTEST:


By:/s/DAWN M. SCHLEGEL
---------------------------
Dawn M. Schlegel, Secretary

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 07/24/2001
                                                          010358342 - 2431782